EXHIBIT 3.1
                    CERTIFICATE OF FORMATION

                               OF

                         CONSECO L.L.C.

     This Certificate of Formation of Conseco L.L.C. (the "Company"), dated as of April 8, 1994, is being duly executed and filed by Conseco Investment Holding Company, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (Del. Code Ann. tit. 6 18-101, et seq.).

     1. The name of the limited liability company formed hereby is Conseco L.L.C.

     2. The address of the Company's registered office the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Company's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     3. The latest date on which the Company is to dissolve is December 31, 2094.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Conseco L.L.C. as of the date first above written.

                              CONSECO INVESTMENT HOLDING COMPANY



                              By:/s/MARK A. FERRUCCI
                                 Name:  Mark A. Ferrucci
                                 -----------------------
                                 Title:  President